UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

May 7, 2009

Asbury Automotive Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-31262	01-0609375
(Commission File Number)	(IRS Employer Identification No.)

2905 Premiere Parkway NW, Suite 300 Duluth, Georgia	30097
(Address of principal executive offices)	(Zip Code)

(770) 418-8200

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 7, 2009, certain subsidiaries of Asbury Automotive Group, Inc., a Delaware corporation (the “Company”), entered into an amendment (the “Master Loan Amendment”) to its Master Loan Agreement, dated as of June 4, 2008, as amended (the “Master Loan Agreement”), with Wachovia Bank, National Association, a national banking association (“WBNA”), and Wachovia Financial Services, Inc., a North Carolina corporation (“WFSI” and, collectively with WBNA, the “Lender”). In addition, the Company simultaneously entered into amendments (the “Guaranty Amendments” and, collectively with the Master Loan Amendment, the “Amendments”) to its Unconditional Guaranty with each of WFSI and WBNA (the “Guaranties”). The Amendments provide that they are effective as of April 29, 2009.

Prior to the Amendments, the Guaranties required the Company to maintain a total leverage ratio of not more than 5.00 to 1.00 and prohibited the Company from creating or permitting any debt other than debt that is evidenced or permitted under the Company’s Revolving Credit Facility with Bank of America, N.A. (the “Revolving Credit Facility”) or any refinancing, modification, renewal or amendment of the Revolving Credit Facility. The Amendments:

•	eliminate the total leverage ratio set forth in the Guaranties; and

•

provide that the Company may not create or permit debt other than (i) debt evidenced by the Revolving Credit Facility or any refinancing, modification, renewal or amendment of the Revolving Credit Facility, (ii) a one time real estate term loan in an amount not to exceed $12,000,000, (iii) debt existing as of March 31, 2009, and renewals and extensions thereof on substantially the same terms and conditions, and (iv) floor plan debt.

Pursuant to the Amendments, at any time after April 30, 2010, the Company has the option upon thirty days’ written notice to Lender to reinstate the total leverage ratio and revert to the restrictions regarding additional debt set forth in the Guaranties prior to the Amendments.

In addition, the Amendments modify the Guaranties’ definitions of (i) “EBITDA” by excluding gains and losses on repurchases of long-term debt and (ii) “Fixed Charges” by excluding all non-cash, non-floor plan interest expense and the cash portion of income taxes associated with the gains on repurchases of long-term debt. The Master Loan Amendment makes certain technical amendments to reflect the Company’s entry into the Revolving Credit Facility after the date of the Master Loan Agreement.

The foregoing description of the Master Loan Amendment and the Guaranty Amendments is not complete and is qualified in its entirety by the actual terms of these agreements, copies of which are filed as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Modification Number Two to Master Loan Agreement, dated as of May 7, 2009, between certain subsidiaries of Asbury Automotive Group, Inc., as the Borrowers, and Wachovia Bank, National Association and Wachovia Financial Services, Inc., as the Lender

10.2	Modification Number One to Unconditional Guaranty and Reaffirmation of Unconditional Guaranty, dated as of May 7, 2009, between Asbury Automotive Group, Inc. and Wachovia Bank, National Association

10.3	Modification Number One to Unconditional Guaranty and Reaffirmation of Unconditional Guaranty, dated as of May 7, 2009, between Asbury Automotive Group, Inc. and Wachovia Financial Services, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASBURY AUTOMOTIVE GROUP, INC.

Date: May 12, 2009	By:	/s/ Charles R. Oglesby
	Name:	Charles R. Oglesby
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Modification Number Two to Master Loan Agreement, dated as of May 7, 2009, between certain subsidiaries of Asbury Automotive Group, Inc., as the Borrowers, and Wachovia Bank, National Association and Wachovia Financial Services, Inc., as the Lender

10.2	Modification Number One to Unconditional Guaranty and Reaffirmation of Unconditional Guaranty, dated as of May 7, 2009, between Asbury Automotive Group, Inc. and Wachovia Bank, National Association

10.3	Modification Number One to Unconditional Guaranty and Reaffirmation of Unconditional Guaranty, dated as of May 7, 2009, between Asbury Automotive Group, Inc. and Wachovia Financial Services, Inc.